EXHIBIT 99.5  -  Proxy Card



                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON [DATE] _____, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF PINOAK, INC.



         The undersigned stockholder of Pinoak, Inc., revoking all prior proxies, hereby appoints Mr. Rick Jesky, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Pinoak which the undersigned is entitled to vote at the special meeting of stockholders to be to be held at 10:30 a.m. local time on [date] ___ , 2003, at the offices of our corporate counsel, Thomas C. Cook, Esq., Thomas C. Cook and Associates, Ltd., 4955 South Durango, Suite 214 Las Vegas, Nevada 89113 and at any adjournments thereof, upon matters set forth in the notice of special meeting dated [date] _____, 2003 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2, 3 and 4 and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.












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1.    To approve the merger, approve and adopt the merger agreement and approve the issuance of shares pursuant to the merger agreement.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

2. To approve an amendment to our certificate of incorporation to change our corporate name to "Nutri Pharmaceuticals Research, Inc."

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

3. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

4.    To transact such other business as may properly come before the meeting.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED:  __________, 2003

Signature of Stockholder(s):

---------------------------


Print Name:

---------------------------

[ ] Mark here if you plan to attend the meeting:

[ ] Mark here if your address has changed:

New address:

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     Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

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